Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-219682 on Form S-8 of our report dated March 25, 2022, appearing in this Annual Report on Form 11-K of American Water Works Company, Inc. and its Designated Subsidiaries 2017 Nonqualified Employee Stock Purchase Plan for the period ended December 31, 2021.

/s/ Kreischer Miller
Horsham, Pennsylvania
March 25, 2022